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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 2,500,000 shares of common stock under the 2002 Stock Incentive Plan, as amended, of our report dated March 28, 2003, with respect to the consolidated financial statements of Transkaryotic Therapies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
April 24, 2003

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CONSENT OF INDEPENDENT AUDITORS